UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CORELOGIC, INC.

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On October 22, 2020, CoreLogic, Inc., a Delaware corporation (“CoreLogic,” the “Company” or “us”), hosted a conference call to discuss its operating and financial results for the three months ended September 30, 2020. The following excerpt from the transcript for the conference call contains statements that may be deemed proxy soliciting materials:

Frank Martell

I would like to thank our shareholders for their ongoing dialogue and input, particularly since the hostile proposal from Senator and Cannae was launched. To be crystal clear, our Board remains open to all pathways to create value that appropriately values the Company and provides certainty of closing.

Senator and Cannae’s continuing, shifting stream of misinformation in support of their opportunistic attempt to acquire CoreLogic deliberately ignores the facts. We plan to continue to provide significant transparency into our business such that all of our shareholders can fully appreciate CoreLogic’s substantial current and potential value-creation. Cannae management, through their controlled and/or affiliated companies in the housing finance space, know very, very well the robust dynamics underlying the residential housing market and its bright prospects for the foreseeable future.

Safe Harbor/Forward Looking Statements

Certain statements made in these materials are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to expected financial results, including in the second half of fiscal year 2020 and fiscal years 2021 and 2022, overall mortgage market volumes, market opportunities, stockholder value creation, repurchases of our shares, our strategic plans or growth strategy, and the near and long term consequences of the unsolicited proposal we received from Senator/Cannae on June 26, 2020 (the “Unsolicited Proposal”). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K and Part II, Item 1A of our most recent Quarterly Report on Form 10-Q, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the Securities and Exchange Commission. These risks and uncertainties include but are not limited to: any potential developments related to the Unsolicited Proposal; any impact resulting from COVID-19; our ability to protect our information systems against data corruption, cyber-based attacks or network security breaches; limitations on our ability to repurchase our shares; changes in prices at which we are able to repurchase our shares; limitations on access to or increase in prices for data from external sources, including government and public record sources; systems interruptions that may impair the delivery of our products and services; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; difficult conditions in the mortgage and consumer lending industries and the economy generally; risks related to the outsourcing of services and international operations; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; impairments in our goodwill or other intangible assets; and our ability to generate sufficient cash to service our debt. The forward-looking statements speak only as of the date they are made. CoreLogic does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.